MIDWAY GOLD CORP.

November 30, 2010

TSX Venture Exchange Symbol: MDW
NYSE Amex Symbol: MDW
Website: www.midwaygold.com

Growth Continues at Midway's Spring Valley Gold Project, Nevada

Denver, Colorado – Midway Gold Corp. announces continued successful drill results from its Spring Valley Project located near Lovelock in central Nevada. The results for the third quarter of 2010, as reported by Barrick, who is earning into the project, combined with the previously reported second quarter 2010 drill results, show that gold mineralization is increasing at depth, to the west, the east and to the northwest.

These deposit expansions, based on the drill results summarized in the table below, have extended mineralization beyond the previous open pit designs by at least 200 meters to the north-northwest and have further demonstrated significant expansions to the east along the Black Ridge fault. Detailed surface geologic mapping and sampling indicates this important fault trends north-northeast for more than 4 kilometers (2.4 miles) on Company property; refer to the included map which illustrates the potential impact of these latest drill results.

The project is considered a large tonnage, moderate-to-low grade gold deposit that may be mined by open pit methods. The attached table indicates the project also contains a significant number of higher grade intercepts. Examples are:

- Hole SV-478C with 31.4 m of 3.3 g/t Au including 0.9 m of 17.9 g/t Au and 1.6 m of 25.1 g/t Au, and 13.0 m of 4.0 g/t Au including 1.5 m of 15.4 g/t Au.
- Hole SV10-482C with 18.0 m of 2.2 g/t Au including 1.5 m of 10.7 g/t Au.
- Hole SV10-487C with 18.1 m of 2.3 g/t Au including 1.6 m of 18.0 g/t Au.

The assay table shows that 38 intercepts have fire assays greater than 1 g/t Au and 17 intercepts are greater than 3 g/t Au.

Ken Brunk, President and COO of Midway stated that ***"The data and information contained in Barrick's third quarter report leads Midway to believe that Spring Valley is becoming a world class deposit. The significant growth of the deposit and the identification of higher grade intercepts coupled with extremely good metallurgical results of up to 98% recovery reported earlier all contribute to very favorable economic indicators for this deposit. Additional work to develop the deposit is necessary, and we look forward to continued good results in the months and years to come."***

Spring Valley is a large porphyry hosted gold system with an Inferred Resource of 1.8 million ounces of gold in 88 million tons grading 0.72 g/t Au.* Midway and Barrick entered into an agreement on March 9, 2009 for the exploration and development of the

Spring Valley property in Pershing County, Nevada, covering approximately 18.4 square miles. Under the terms of the agreement, Barrick will earn a 60% interest in the property by spending US$30 million in work expenditures before December 31, 2013.

Barrick must spend US$5 million in the year ending December 31, 2010 to maintain their earn-in right. Barrick estimates that US$4.4 million has been spent in 2010 through September 30. In the third quarter, Barrick drilled 10,590 feet in 9 HQ core holes. They also drilled 11,530 feet in 31 reverse circulation (RC) holes, 18 of which were used for core holes to be extended at depth. Drill locations and significant new drill intercepts as reported to Midway are summarized below in **Figure 1** and in **Table 1.**



N
500m
491
485
502c
484
498
506c
486
487c
511c
510c
492c
477
479c
503c
500c
478c
488c
482c
493
476c
505c
501c
509c
497c
480
483
508
504c
Black Ridge Fault
Black Ridge Fault
Spring Valley Project
2010 Drill Hole Collars
Holes reported here
Previously reported
Assays pending

Figure 1. Map Showing 2010 Spring Valley, Nevada Drill Hole Locations

Table 1.
Significant Recent Fire Assay Drill Intercepts, Spring Valley Project, Nevada
(as reported to Midway by Barrick)

Hole ID	From (m)	To (m)	Interval (m)	Gold (gpt)
SV10-478C	125.5	128.7	3.3	1.1
	145.4	172.2	26.8	0.7
	178.2	209.6	31.4	3.3

Hole ID	From (m)	To (m)	Interval (m)	Gold (gpt)
including	**191.0**	**191.9**	**0.9**	**17.9**
including	**195.3**	**196.6**	**1.3**	**9.3**
including	**197.7**	**199.3**	**1.6**	**25.1**
	214.2	227.2	13.0	4.0
including	**217.3**	**218.8**	**1.5**	**15.4**
	330.6	338.2	7.7	0.8
	354.8	365.8	11.0	1.1
	426.4	427.9	1.5	10.2
SV10-482C	189.9	193.9	4.0	0.4
	256.2	262.9	6.7	0.5
	314.9	332.8	18.0	2.2
including	**322.2**	**323.7**	**1.5**	**10.7**
including	**323.7**	**325.2**	**1.5**	**6.3**
including	**331.3**	**332.8**	**1.5**	**4.5**
	340.5	348.1	7.6	1.0
including	**331.3**	**332.8**	**1.5**	**4.5**
	353.1	358.4	5.3	1.0
	363.0	366.1	3.0	0.8
	387.4	390.6	3.2	0.9
	395.1	400.2	5.1	2.5
including	**399.1**	**400.2**	**1.1**	**9.0**
SV10-487C	199.8	217.9	18.1	2.3
including	**204.1**	**205.6**	**1.6**	**18.0**
	221.0	228.9	7.9	1.2
	231.3	232.9	1.5	4.9
	241.7	244.8	3.1	2.2
	252.3	255.4	3.1	2.3
including	**252.3**	**253.7**	**1.4**	**4.3**
	268.3	271.8	3.4	5.0
including	**268.3**	**270.0**	**1.7**	**9.4**
	385.3	388.4	3.1	1.0
SV10-488C	409.1	418.0	8.9	0.5
	424.1	428.7	4.6	0.5
	437.8	445.4	7.6	2.4
including	**437.8**	**439.3**	**1.5**	**8.1**
	456.1	463.7	7.6	0.8
SV10-492C	174.3	178.9	4.6	0.9
	349.6	363.4	13.8	1.4
including	**354.5**	**355.8**	**1.3**	**3.9**
	369.5	415.7	46.2	0.5
SV10-493	160.0	170.7	10.7	0.5
	176.8	192.0	15.2	0.6
	275.8	289.6	13.7	1.6
including	**280.4**	**281.9**	**1.5**	**6.4**

Reverse circulation drilling was conducted by Hard Rock Drilling of Elko, Nevada. Core drilling was conducted by TonaTec Exploration of Mapleton, Utah. Drill hole numbers ending with a "C" indicate core holes. Samples were assayed by ALS-Chemex Labs, in Sparks, Nevada by 30 gram fire assays (FA). Results reported represent thickness along the trace of the drill hole and do not necessarily represent true thickness.

* See the Midway press release dated March 2, 2009 and the subsequent NI 43-101 technical report filed on SEDAR March 30, 2009 for more information about this resource.

Data reported to Midway by Barrick and disclosed in this press release have been reviewed for Midway by Richard D. Moritz, (B.Sc., MBA), and a "Qualified Person" as that term is defined in National Instrument 43-101.

ON BEHALF OF THE BOARD
"Ken Brunk"
Ken Brunk, President and COO

About Midway Gold Corp.

Midway Gold Corp. is a precious metals company with a vision to design, build, and operate mines in a manner accountable to all stakeholders while producing an acceptable return to its shareholders. Midway controls over 65 square miles of mineral rights in the western United States; four advanced projects include: Spring Valley, Pan, Golden Eagle, and Midway. Two early stage exploration targets are Gold Rock and Burnt Canyon. For more information about Midway, please visit our website at www.midwaygold.com or contact R.J. Smith, Manager of Corporate Administration, at (877) 475-3642 (toll-free).

This press release contains forward-looking statements about the Company and its business. Forward looking statements are statements that are not historical facts and include resource estimates. The forward-looking statements in this press release are subject to various risks, uncertainties and other factors that could cause the Company's actual results or achievements to differ materially from those expressed in or implied by forward looking statements. These risks, uncertainties and other factors include, without limitation risks related to fluctuations in gold prices; uncertainties related to raising sufficient financing to fund the planned work in a timely manner and on acceptable terms; changes in planned work resulting from weather, logistical, technical or other factors; the possibility that results of work will not fulfill expectations and realize the perceived potential of the Company's properties; uncertainties involved in the interpretation of drilling results and other tests and the estimation of gold resources; the possibility that required permits may not be obtained on a timely manner or at all; the possibility that capital and operating costs may be higher than currently estimated and may preclude commercial development or render operations uneconomic; the possibility that the estimated recovery rates may not be achieved; risk of accidents, equipment breakdowns and labor disputes or other unanticipated difficulties or interruptions; the possibility of cost overruns or unanticipated expenses in the work program; and other factors identified in the Company's SEC filings and its filings with Canadian securities regulatory authorities. Forward-looking statements are based on the beliefs, opinions and expectations of the Company's management at the time they are made, and other than as required by applicable securities laws, the Company does not assume any obligation to update its forward-looking statements if those beliefs, opinions or expectations, or other circumstances, should change.

This press release uses the terms "Measured resources", "Indicated resources" and "Inferred resources", which are calculated in accordance with the Canadian National Instrument 43-101 and the Canadian Institute of Mining and Metallurgy Classification system. Mineral Resources are not Mineral Reserves and do not have demonstrated economic viability. We advise investors that while those terms are recognized and required by Canadian regulations, the U.S. Securities and Exchange Commission does not recognize them. U.S. investors are cautioned not to assume that any part or all of mineral deposits in these categories will ever be converted into reserves. In addition, "Inferred resources" have a great amount of uncertainty as to their existence, and great uncertainty as to their economic and legal feasibility. It cannot be assumed that all or any part of an Inferred Mineral Resource will ever be upgraded to a higher category. Under Canadian rules, estimates of Inferred Mineral Resources may not form the basis of feasibility or pre-feasibility studies, except in rare cases. U.S. investors are cautioned not to assume that part or all of an inferred resource exists, or is economically or legally minable.